UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549

FORM 8-K
CURRENT REPORT

Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934

May 24, 2022
 Date of Report (Date of earliest event reported)

IPG PHOTONICS CORPORATION
(Exact name of registrant as specified in its charter)

Delaware (State or Other Jurisdiction of Incorporation)	001-33155 (Commission File No.)	04-3444218 (IRS Employer Identification No.)
50 Old Webster Road
Oxford, Massachusetts 01540
(Address of Principal Executive Offices, including Zip Code)

(508) 373-1100
(Registrant’s telephone number)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Title of each class	Trading Symbol	Name of each exchange on which registered
Common Stock, par value $0.0001 per share	IPGP	Nasdaq Global Select Market

Indicate by check mark whether the registrant is an emerging growth company as defined in Rule 405 of the Securities Act of 1933 (§230.405 of this chapter) or Rule 12b-2 of the Securities Exchange Act of 1934 (§240.12b-2 of this chapter).

Emerging growth company  ☐

If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act. ☐

Item 5.07 Submission of Matters to a Vote of Security Holders.

On May 24, 2022, IPG Photonics Corporation (the "Company") held its 2022 Annual Meeting of Stockholders (the "Annual Meeting"). Below are the final voting results for the Annual Meeting:

1.    Election of Directors

	Votes For	Votes Against	Abstentions	Broker Non-Votes
Eugene A. Scherbakov, Ph.D.	45,925,293	234,974	10,323	2,169,346
Michael C. Child	44,811,437	945,128	414,025	2,169,346
Jeanmarie F. Desmond	46,024,566	132,590	13,434	2,169,346
Gregory P. Dougherty	44,769,750	1,387,335	13,505	2,169,346
Eric Meurice	41,797,324	3,959,143	414,123	2,169,346
Natalia Pavlova	43,340,668	2,816,802	13,120	2,169,346
John R. Peeler	42,826,797	2,640,869	702,924	2,169,346
Thomas J. Seifert	45,422,821	734,170	13,599	2,169,346
Felix Stukalin	45,453,840	703,381	13,369	2,169,346
Agnes K. Tang	46,096,103	61,991	12,496	2,169,346

2.    Ratify Deloitte & Touche LLP as the Company's independent registered public accounting firm for 2022

Votes For	Votes Against	Abstentions	Broker Non-Votes
46,344,326	1,959,780	35,830	—

SIGNATURES
Pursuant to the requirements of the Securities Exchange Act of 1934, as amended, the registrant has duly caused this Current Report on Form 8-K to be signed on its behalf by the undersigned thereunto duly authorized.

IPG PHOTONICS CORPORATION

May 25, 2022	By:	/s/ Angelo P. Lopresti
Angelo P. Lopresti
Senior Vice President, General Counsel & Secretary